Exhibit 99.1

SkyPostal Extends Punto Mio Online Shopping Visibility in the Caribbean with
Versatile Distribution Technologies Agreement

MIAMI - March 5, 2009 — SkyPostal Networks, Inc. (OTC BB: SKPN), the largest private postal network in Latin America, today announced that its Punto Mio division has entered into a business development agreement with Versatile Distribution Technologies Inc., a privately held company specializing in the development and marketing of global e-commerce and delivery solutions. Punto Mio (www.PuntoMio.com) is an Internet shopping facilitator that bridges the gap between the online international shopper and U.S.-based Internet merchants from the time of purchase through cross-border delivery.

Under terms of the agreement, Versatile will promote the Punto Mio online shopping service, providing business and operational development throughout the Caribbean for Punto Mio and the supporting SkyPostal private postal delivery network. Versatile’s role will be to develop primary partners in each country for handling logistics, customs clearance, final delivery and customer service, in addition to top tier co-marketing with local businesses. Punto Mio’s Caribbean clients will be offered a free U.S. address, which will allow users to shop from any U.S. online merchant with seamless cross-border parcel-post delivery through SkyPostal’s established private postal network.

In addition to Punto Mio’s imports to the region, SkyPostal will foster exports, allowing Caribbean merchants opportunities to market to buyers globally through PuntoMio.com.

A.J. Hernandez, SkyPostal COO said, “Our agreement with Versatile will help to expand our reach in the Caribbean through concerted Punto Mio promotions and partnership development. Versatile’s experience and established relationships in the Caribbean market as well as its global e-commerce expertise will allow us to serve another significant area of the Americas with our unique service. With Punto Mio, we are able to eliminate the challenges of International Internet shopping by providing seamless cross border delivery using our extended Caribbean private postal network for timely parcel-post delivery.”

About Punto Mio

Punto Mio is an online shopping portal that facilitates the experience of the online international shopper and U.S.-based Internet merchants, from the time of purchase through cross-border delivery. Punto Mio is designed to be the only web address international shoppers need to be able to realize all of their online purchases from the United States. Punto Mio provides its partners and potential e-tailers everything they need to successfully launch an international shopping service, including consistent promotional offers to existing customers to promote year-round shopping and product expansion. Punto Mio’s offering includes product pricing comparison, secure online purchasing and delivery capabilities, cost estimator and merchandise return capability. Additionally, Punto Mio addresses many of the challenges of online cross-border shopping — lack of familiarity with U.S. clothing sizes, expensive express-courier delivery services, U.S. merchants that do not accept foreign credit cards, lack of an integrated package return systems, unexpected and high fees associated with customs duties and taxes, and unreliable local postal services. For more information visit www.puntomio.com.

About SkyPostal Networks, Inc.

SkyPostal is an international wholesale mail distribution company that specializes in hand delivery of commercial mail, periodicals and parcel post into the Latin America-Caribbean (LAC) region. SkyPostal is the largest private postal network in Latin America, delivering more than 60 million mail items each month through its network of local private postal operators. SkyPostal handles mail from European postal administrations, major publishers, mail consolidators, international mailers and financial institutions that require time-defined and reliable delivery of their mail, magazines and mail order parcels. For more information visit www.skypostal.com.

Forward Looking Statements

This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. Risks and uncertainties applicable to the Company and its business could cause the Company’s actual results to differ materially from those indicated in any forward-looking statements.

Contacts:

Financial Profiles, Inc.
Brandi Floberg

(310) 277-4711

bfloberg@finprofiles.com

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